[Founders’ Unit Legend

THE SECURITIES REPRESENTED BY THIS UNIT CERTIFICATE (INCLUDING THE UNDERLYING COMMON STOCK, WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THE UNDERLYING WARRANT ) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS, OR AN EXEMPTION FROM REGISTRATION THEREFROM.

THE SECURITIES REPRESENTED BY THIS UNIT CERTIFICATE (INCLUDING THE UNDERLYING COMMON STOCK, WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THE UNDERLYING WARRANT ) ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND OTHER AGREEMENTS SET FORTH IN (I) THE LETTER AGREEMENT DATED AS OF                         , 2008, BY AND BETWEEN THE HOLDER AND CREDIT SUISSE SECURITIES (USA) LLC AND (II) THE WARRANT AGREEMENT DATED AS OF DECEMBER 14, 2007, BY AND BETWEEN THE COMPANY AND THE WARRANT AGENT. COPIES OF SUCH AGREEMENTS MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.]

NUMBER U-	UNITS

SEE REVERSE FOR
CERTAIN DEFINITIONS

GREENSTREET ACQUISITION CORP.

CUSIP:

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND
ONE WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT                                                                       is the owner of                              Units.

Each Unit (“Unit”) consists of one (1) share of common stock, par value $.001 per share (the “Common Stock”), of Greenstreet Acquisition Corp., a Delaware corporation (the “Corporation”), and one warrant (the “Warrant”). The Warrant entitles the holder to purchase one (1) share of Common Stock for $6.00 per share (subject to adjustment pursuant to the Warrant Agreement, as described below). The Warrant will become exercisable on the later of (i) the completion of a Business Combination (as such term is defined in the Amended and Restated Articles of Incorporation of the Corporation), and (ii)                     , 2009 [one year after the effective date of the registration statement relating to the initial public offering of the Units], and will expire unless exercised before 5:00 p.m., New York City time, on                     , 2012 [four years after the effective date of the registration statement relating to the initial public offering of the Units], or earlier upon redemption (the “Expiration Date”). The Common Stock and the Warrant comprising the Units represented by this certificate are not transferable separately prior to                     , 2008 [the fifth day after the expiration date of the underwriters’ over-allotment option], subject to earlier separation in the event that the underwriters’ over-allotment option is exercised in full prior to such date. The terms of the Warrants are governed by a Warrant Agreement, dated as of December 14, 2007, between the Corporation and American Stock Transfer & Trust Company (the “Warrant Agent”) and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. This Unit Certificate shall be governed in accordance with the laws of the State of Delaware. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 59 Maiden Lane, New York, New York 10038 and are available to any Warrant holder on written request and without cost.

1

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Corporation.

Witness the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers.

GREENSTREET ACQUISITION CORP.

CORPORATE
DELAWARE
SEAL
2007

By:
President	Secretary

Countersigned By:
Transfer Agent

GREENSTREET ACQUISITION CORP.

The Corporation will furnish without charge to each unit holder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM —	as tenants in common	UNIF GIFT MIN ACT	Custodian _______

TEN ENT—	as tenants by the entireties		(Cust) (Minor)

JT TEN —	as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,                                                           HEREBY SELLS, ASSIGNS AND
TRANSFERS UNTO

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                                                                                                   UNITS REPRESENTED BY THE WITHIN CERTIFICATE, AND DOES HEREBY IRREVOCABLY CONSTITUTE AND APPOINT                                                           ATTORNEY TO TRANSFER THE SAID UNITS ON THE BOOKS OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULE 17Ad-15).